UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 22, 2020 (December 19, 2020)

Date of Report (date of earliest event reported)

GigCapital2, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1731 Embarcadero Road, Suite 200

Palo Alto, CA 94303

(Address of principal executive offices)

(650) 276-7040

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, one Right and one Warrant	GIX.U	New York Stock Exchange
Common Stock, par value $0.0001 per share	GIX	New York Stock Exchange
Rights to purchase one-twentieth of one share of Common Stock	GIX.RT	New York Stock Exchange
Warrants to purchase one share of Common Stock	GIX.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2020, GigCapital2, Inc., a Delaware corporation (the “Company”) issued a convertible unsecured promissory note (the “Working Capital Note”) in the aggregate principal amount of $300,000 to GigAcquisitions2, LLC, a Delaware limited liability company (our “Sponsor”). Our Sponsor is an entity affiliated with our executive officers, directors and our other advisors and is our largest stockholder. The Company issued the Working Capital Note in consideration for a loan from the Sponsor to fund the Company’s working capital requirements between now and March 10, 2021, which is the period of time that the Company has available to complete its initial business combination following the December 8, 2020 amendment to its certificate of incorporation. The Working Capital Note was issued to provide the Company with additional working capital and will not be deposited into the Company’s trust account. The Working Capital Note is convertible at the Sponsor’s election upon the consummation of the proposed business combinations, described in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on November 23, 2020 (the “Business Combinations”).

Upon such election, the Working Capital Note will convert, at a price of $10.00 per unit, into units identical to the private placement units issued in connection with the Company’s initial public offering.

The Working Capital Note bears no interest and is repayable in full upon the consummation of the Company’s Business Combinations.

The foregoing description is only a summary of the Working Capital Note, and is qualified in its entirety by reference to the full text of the Working Capital Note, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the Working Capital Note is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. An aggregate of 30,000 private placement units of the Company would be issued if the entire principal balance of the Working Capital Note is converted. The warrants constituting a part of the units would be exercisable, subject to the terms and conditions of the warrant and during the exercise period as provided in the warrant agreement governing the warrants. The rights constituting a part of the units are exchangeable, subject to the terms and conditions of the rights, for common shares as provided in the right agreement governing the rights. The Company has relied upon Section 4(a)(2) of the Securities Act of 1933, as amended, in connection with the issuance and sale of the Working Capital Note, as it was issued to a sophisticated investor without a view to distribution, and was not issued through any general solicitation or advertisement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Working Capital Promissory Note, dated December 19, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2020

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer and President